UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2011

Glu Mobile Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Fremont Street, Suite 2800 San Francisco, California 94105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 800-6100

45 Fremont Street, Suite 2800, San Francisco, California 94105

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Executive Bonus Plan

On December 8, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Glu Mobile Inc. (the “Company”) approved the Glu Mobile Inc. 2012 Executive Bonus Plan (the “Bonus Plan”), in which each of the Company’s executive officers is eligible to participate. The material terms of the Bonus Plan are as follows:

•	Bonuses are earned and paid on an annual basis, and the executive officer must be employed with the Company both before October 1, 2012 and when the bonus is paid to be eligible to receive a bonus.

•

Target bonus levels are a fixed percentage of the executive officer’s annual base salary as of December 31, 2012. However, if an executive’s bonus level percentage is changed on or after July 1, 2012, then a weighted average calculation based on the date of the change will be used to calculate such executive officer’s bonus level percentage.

•

Any newly hired executive officer will become eligible to participate in the Bonus Plan beginning on the first day of the following quarter (i.e., an executive officer who is hired on April 1, 2012 will be eligible to participate in the Bonus Plan beginning on July 1, 2012), with such executive officer’s bonus payment prorated based on the date he becomes eligible to participate in the Bonus Plan.

•

For Niccolo M. de Masi, the Company’s President and Chief Executive Officer, and Eric R. Ludwig, the Company’s Executive Vice President and Chief Financial Officer, the total bonus is composed of two parts:

•	50% of the bonus is awarded based on the Company achieving the 2012 Annual Non-GAAP Smartphone Revenues goal; and

•	50% of the bonus is awarded based on the Company achieving the 2012 Annual Non-GAAP Operating Profit/(Loss) goal.

•	For Adam Flanders, the Company’s Senior Vice President of Sales and Marketing, the total bonus is composed of two parts:

•	70% of the bonus is awarded based on the Company achieving the 2012 Annual Non-GAAP Smartphone Revenues goal; and

•	30% of the bonus is awarded based on the Company achieving the 2012 Annual Non-GAAP Operating Profit/(Loss) goal.

•	For Kal Iyer, the Company’s Senior Vice President of Research and Development, the total bonus is composed of two parts:

•	70% of the bonus is awarded based on the Company achieving the 2012 Annual Non-GAAP Global Android Revenues goal; and

•	30% of the bonus is awarded based on the Company achieving the 2012 Annual Non-GAAP Operating Profit/(Loss) goal.

•

The 2012 Annual Non-GAAP Smartphone Revenues goals for each of Messrs. de Masi, Ludwig and Flanders and the 2012 Annual Non-GAAP Operating Profit/(Loss) goal for each of the Company’s executive officers are identical.

•

For each of the Company’s executive officers, to the extent that the Company achieves the goals that comprise his or her bonus at a level equal to the 2012 Board Plan (the “Minimum Threshold”), then such executive officer will receive a bonus that equals 80% of his or her target bonus amount.

•

There are additive compensation components that provide for additional payouts on a stepped basis if the Company exceeds the Minimum Threshold for any goal. However, in no event may an executive officer receive a bonus that exceeds 200% of his or her target bonus amount, regardless of the extent to which the Company exceeds the Minimum Threshold for any goal.

The Company reported in a Current Report on Form 8-K filed on October 21, 2011 the target and maximum bonus amounts under the Bonus Plan for each of the Company’s executive officers.

The foregoing description of the Bonus Plan is qualified in its entirety by reference to the actual terms of the Bonus Plan, which is filed as Exhibit 99.01 to this report and is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.01	Glu Mobile Inc. 2012 Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

December 9, 2011	By:	/s/ Eric R. Ludwig
Name: Eric R. Ludwig
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

99.01	Glu Mobile Inc. 2012 Executive Bonus Plan